Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 30, 2022, with respect to the consolidated financial statements of Virgin Orbit Holdings, Inc. and subsidiaries, incorporated by reference herein.

/s/ KPMG LLP
Los Angeles, California
April 11, 2022